                            WJA REALTY LIMITED PARTNERSHIP


                FINANCIAL STATEMENTS AS OF DECEMBER 31, 1996 AND 1995

                                    TOGETHER WITH

                            REPORT OF INDEPENDENT AUDITORS

                            REPORT OF INDEPENDENT AUDITORS

To the Partners of WJA Realty
     Limited Partnership:

We have audited the accompanying balance sheets of WJA Realty Limited Partnership as of December 31, 1996 and 1995, and the related statements of operations, partners' deficit, and cash flows for the years then ended. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of WJA Realty Limited Partnership as of December 31, 1996 and 1995, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

As discussed in Note 2, on January 1, 1997, Florida Gaming Corporation ("FGC") acquired the frontons including assets and permits used in the conduct of the business in exchange for cancellation of the partnership's loan payable (including accrued interest) to FGC and the assumption of WJA's other liabilities (subject to certain limitations). The 200,000 shares of FGC common stock valued at $1,062,600 at December 31, 1996 remained as an asset of the partnership. The partnership will recognize a gain for financial statement purposes of approximately $11,300,000 in 1997 as a result of the acquisition.


                         /s/ McKean, Paul, Chrycy, Fletcher & Co.

                         McKEAN, PAUL, CHRYCY, FLETCHER & CO.

Miami, Florida
February 25, 1997

                            WJA REALTY LIMITED PARTNERSHIP
                                    BALANCE SHEETS
                              DECEMBER 31, 1996 AND 1995




                                                  ASSETS

                                                              1996                1995
                                                              ----                ----

Cash                                                      $   381,995         $   491,202
Receivables, net                                              156,086             164,707
Note receivable - Florida Gaming Corporation                  800,000             900,000
Florida Gaming Corporation common stock at market value     1,062,600             200,000
Investment in Summer Jai-Alai                                  78,838             145,647
Inventories                                                   134,971             144,450
Prepaid expenses and other                                    266,095             331,176
Property, plant and equipment, at cost:
    Land                                                    6,456,036           6,456,038
    Buildings and improvements                             24,222,415          24,160,398
    Furniture and equipment                                 3,778,107           3,721,432
                                                          -----------         -----------
                                                           34,456,558          34,337,868
    Less -  Accumulated depreciation                      (21,851,745)        (21,186,820)
                                                          -----------         -----------
                                                           12,604,813          13,151,048
                                                          -----------         -----------
                                                          $15,485,398         $15,528,230
                                                          -----------         -----------
                                                          -----------         -----------


                         LIABILITIES AND PARTNERS' DEFICIT

LIABILITIES:
Loan payable to Florida Gaming Corporation                $16,882,234         $         -
Loan payable to bank                                                -          17,051,258
Subordinated  note payable to limited partner                 500,000             500,000
Accounts payable and accrued expenses                       8,348,229           6,483,063
                                                          -----------         -----------
        Total liabilities                                  25,730,463          24,034,321

PARTNERS' DEFICIT                                         (10,245,065)         (8,506,091)
                                                          -----------         -----------
                                                          $15,485,398         $15,528,230
                                                          -----------         -----------
                                                          -----------         -----------




The accompanying notes to financial statements are an integral part of these balance sheets.

                            WJA REALTY LIMITED PARTNERSHIP

                               STATEMENTS OF OPERATIONS

                    FOR THE YEARS ENDED DECEMBER 31, 1996 AND 1995




                                                                      1996                  1995
                                                                      ----                  ----
REVENUES:
   Pari-mutuel revenues, net of $4,094,144 and $4,019,180 in 1996
        and 1995, respectively, paid to the State of Florida        $13,069,417         $13,066,474
   Inter-track-wagering commissions                                   2,802,628           2,492,794
   Admissions, net of $179,159 and $179,585 in 1996 and 1995,
      respectively, paid to the State of Florida                        431,428             465,496
   Food, beverage and other                                           3,043,939           3,418,614
                                                                    -----------         -----------
           Total revenues                                            19,347,412          19,443,378

EXPENSES:
    Operating                                                        13,468,173          12,700,509
    Food, beverage and other                                          2,527,727           2,324,592
    General and administrative                                        3,368,146           3,393,280
    Depreciation and amortization                                       664,920             710,480
                                                                    -----------         -----------
           Total expenses                                            20,028,966          19,128,861
                                                                    -----------         -----------
                                                                    -----------         -----------

           Income (loss) from operations                               (681,554)            314,517
                                                                    -----------         -----------

OTHER INCOME (EXPENSE):
    Interest expense                                                 (1,900,000)         (1,838,286)
    Interest income, net                                                 25,789              81,524
    Equity in earnings (loss) of Summer Jai-Alai (Note 4)               (45,809)            133,857
                                                                    -----------         -----------
          Total other income (expense)                               (1,920,020)         (1,622,905)
                                                                    -----------         -----------

           Net income (loss)                                        ($2,601,574)        $(1,308,388)
                                                                    -----------         -----------
                                                                    -----------         -----------





The accompanying notes to financial statements are an integral part of these statements.

                            WJA REALTY LIMITED PARTNERSHIP

                           STATEMENTS OF PARTNERS' DEFICIT

                    FOR THE YEARS ENDED DECEMBER 31, 1996 AND 1995




                                                                                          Total
                                                  General             Limited            Partners'
                                                  Partners            Partners            Deficit
                                                  --------            --------            -------

BALANCE AT DECEMBER 31, 1994                     $  (73,416)       $ (7,124,287)       $ (7,197,703)

     Net  loss                                      (13,346)         (1,295,042)         (1,308,388)
                                                 ----------        ------------        ------------

BALANCE AT DECEMBER 31, 1995                        (86,762)         (8,419,329)         (8,506,091)
                                                 ----------        ------------        ------------

     Net loss                                       (26,536)         (2,575,038)         (2,601,574)
     Unrealized gain on Florida Gaming
          Corporation common stock                    8,799             853,801             862,600
                                                 ----------        ------------        ------------

BALANCE AT DECEMBER 31, 1996                     $ (104,499)       $(10,141,166)       $(10,245,065)
                                                 ----------        ------------        ------------
                                                 ----------        ------------        ------------





The accompanying notes to financial statements are an integral part of these statements.

                            WJA REALTY LIMITED PARTNERSHIP

                               STATEMENTS OF CASH FLOWS

                    FOR THE YEARS ENDED DECEMBER 31, 1996 AND 1995




                                                                                  1996                1995
                                                                                  ----                ----
CASH FLOWS FROM OPERATING ACTIVITIES:
   Net income (loss)                                                          ($2,601,574)        $(1,308,388)
   Adjustments to reconcile net income (loss) to net cash
     provided by operating activities-
        Depreciation and amortization                                             664,925             710,480
        Equity in earnings (loss) of Summer Jai-Alai                               45,809            (133,857)
       (Increase) decrease in operating assets-
          Receivables                                                               8,621              99,776
          Inventories                                                              9,479              (17,051)
          Prepaid expenses and other                                               65,081             243,661

        Increase in operating liabilities-
            Accounts payable and accrued expenses                               1,865,166             426,888
                                                                               ----------         -----------
                  Net cash provided by operating activities                        57,507              21,509
                                                                               ----------         -----------

CASH FLOWS FROM INVESTING ACTIVITIES:
   Cash distributions from Summer Jai-Alai                                         21,000             105,000
   Payments received on note receivable - Florida Gaming Corporation              100,000             100,000
   Purchases of property, plant and equipment                                    (118,690)           (141,961)
                                                                               ----------         -----------
                  Net cash provided by investing activities                         2,310              63,039
                                                                               ----------         -----------

CASH FLOWS FROM FINANCING  ACTIVITIES:
    Principal payments on loan payable to Florida Gaming
         Corporation                                                             (169,024)                -
    Principal payments on loan payable to bank                                        -              (196,775)
                                                                               ----------         -----------
                 Net cash used in financing activities                           (169,024)           (196,775)
                                                                               ----------         -----------

NET DECREASE IN CASH                                                             (109,207)           (112,227)

CASH, beginning of year                                                           491,202            603,429
                                                                               ----------         -----------

CASH, end of year                                                              $  381,995         $   491,202
                                                                               ----------         -----------
                                                                               ----------         -----------

SUPPLEMENTAL DISCLOSURES:
Interest paid                                                                  $        -         $   700,437
                                                                               ----------         -----------
                                                                               ----------         -----------
Unrealized gain on Florida Gaming Corporation common stock                     $  862,600         $         -
                                                                               ----------         -----------
                                                                               ----------         -----------





The accompanying notes to financial statements are an integral part of these statements.

                            WJA REALTY LIMITED PARTNERSHIP

                            NOTES TO FINANCIAL STATEMENTS

                              DECEMBER 31, 1996 AND 1995

(1)  GENERAL:

WJA Realty Limited Partnership ("WJA") is a limited partnership which operates jai-alai frontons in the State of Florida ("the State") for pari-mutuel wagering on the game of jai-alai. Pari-mutuel wagering is betting by members of the public against each other. Wagers may be placed at the fronton on performances conducted by WJA (live wagering) or at other betting facilities (Guests) receiving transmissions from WJA (inter-track wagering). At WJA's Miami (in 1996 only), Tampa and Ocala frontons, wagers may also be placed on performances conducted by other pari-mutuel operators (Hosts) sending transmissions to WJA. WJA acts as the broker for wagers placed by the public and deducts a commission from the total pari-mutuel handle (total wagering) as defined by Florida statutes. The commission is shared by WJA and the State. Participating Guests earn a contractual percentage of WJA's total wagering from inter-track wagering. WJA, in turn, earns a contractual percentage of the total wagers placed on performances transmitted to WJA that are conducted by other Hosts.

The frontons are able to conduct an unlimited number of performances per year, except that the Miami fronton does not operate during the dates that have been set aside for the operations of Summer Jai-Alai ("SJA") as discussed in Note 4. The dates for SJA were from May 1 to August 16, in 1996 (3 1/2 months) and July 1 to November 30, in 1995 (5 months).

(2)  SIGNIFICANT ACCOUNTING POLICIES:

    (a)  BASIS OF FINANCIAL STATEMENT PRESENTATION -

    The financial statements reflect the operations of the three frontons and its related net assets as of December 31, 1996 and 1995. On January 1, 1997, Florida Gaming Corporation ("FGC") acquired the frontons including all assets and permits used in the conduct of the business in exchange for the cancellation of the partnership's loan payable (including accrued interest) to FGC and the assumption of WJA's other liabilities (subject to certain limitations). The 200,000 shares of FGC common stock valued at $1,062,600 at December 31, 1996 remained as an asset of the partnership. The partnership will recognize a gain for financial statement purposes of approximately $11.3 million in 1997 as a result of the acquisition.

    Under the terms of the acquisition agreement, WJA will receive 20% of the cumulative net profits for each of the next 10 years (1997 - 2006) subject to a cumulative $1 million cap per year. Other aspects of the 20% profit provision may affect the profit payout.

    (b)  MARKETABLE SECURITIES -

    At December 31, 1995, WJA had 200,000 restricted shares of Class A common stock of Florida Gaming Corporation valued at $200,000. The restriction on the sale of these shares terminated on February 1, 1997. WJA valued the 200,000 shares at market value at December 31, 1996 and classified the shares as "available for sale", and recorded an unrealized holding gain of $862,600 in 1996 as a separate component of partners' deficit.

    (c)  DEPRECIATION METHODS  -

    Depreciation of property is provided by using both straight-line and accelerated methods. The estimated useful lives used in computing depreciation are as follows:

    Buildings and building improvements          5 - 40 years
    Equipment, furnishings and fixtures          3 - 15 years

    (d)  USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles require management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and revenue and expenses during the periods reported. Actual results could differ from those estimates.

    (e)  INCOME TAXES -

    Under Federal income tax laws, a partnership is not subject to tax; rather, the income or loss is includible in the income tax returns of the partners. Accordingly, there is no tax benefit reflected in the accompanying financial statements.

    (f)  RECLASSIFICATION -

    Certain reclassifications have been made to the 1995 financial statement amounts to conform to the 1996 presentation.

(3)  LIMITED PARTNERSHIP AGREEMENT:

The limited partnership agreement provides for allocations of income or loss and distributions (as defined) among the general and limited partners of WJA. The partnership agreement provides that the limited partnership will be dissolved on or before December 31, 2027, upon agreement of all the partners.

(4)  INVESTMENT AND PARTICIPATION IN SUMMER JAI-ALAI:

WJA and three other pari-mutuel permit holders own Summer Jai-Alai ("SJA"), a partnership formed for the purpose of conducting pari-mutuel jai-alai operations at WJA's Miami fronton during the six months between May 1 to October 31 ("Summer Jai-Alai Operations"). WJA has a 21 % interest in the partnership which is accounted for under the equity method. SJA is governed by an operating agreement with WJA. Under the terms of the agreement, certain of WJA's costs and expenses are allocated to Summer Jai-Alai Operations based upon specific formulas as set forth in the agreement. Total expenses allocated to Summer Jai-Alai aggregated approximately $1,919,000 and $2,740,000 in 1996 and 1995, respectively.

During 1996 and 1995, WJA and SJA shared dates and performances at the Miami fronton as follows:

                                        1996                1995
                                        ----                ----
                                    WJA       SJA       WJA     SJA
                                    ---       ---       ---     ---
No. of months of operation
  included in revenues             8 1/2     3 1/2         7       5
                                   -----     -----     -----    ----
                                   -----     -----     -----    ----

No. of performances                  329       135       272     196
                                   -----     -----     -----    ----
                                   -----     -----     -----    ----

WJA has allocated to SJA the operating income (loss) which would have occurred had SJA been operating during its normal six month period of May 1, through October 31. These allocated amounts of an operating loss of ($217,771) in 1996 and income of $274,289 in 1995 are included in operating expenses in the accompanying statements of operations.

In addition, pursuant to a lease agreement which expires in 2004, Summer Jai-Alai Operations rents the Miami fronton from WJA for the time in which its season is conducted. The rental is based upon 1% of handle, plus applicable Florida sales tax. Rent from Summer Jai-Alai Operations approximated $216,000 and $325,000 in 1996 and 1995, respectively, and is included in food, beverage and other revenues in the accompanying statements of operations.

(5)  LOAN PAYABLE TO THE BANK:

The $17,051,258 loan payable to a bank at December 31, 1995 had been past due and in default. The bank had entered into two Forbearance Agreements, without waiving the original default provisions of the loan, and had agreed to extend the loan until June 30, 1996 if certain conditions were met. On September 12, 1996, Florida Gaming Corporation purchased the WJA Realty Limited Partnership loan payable to a bank. As discussed in Note 2, on January 1, 1997 the loan and accrued interest was cancelled in exchange for the acquisition of substantially all of WJA's assets.

(6)  LEGAL MATTERS:

    (a)  ESCHEATED UNCLAIMED WINNINGS -

    Certain unclaimed winnings, which relate to the period during which the Jai-Alai industry was deregulated in the State of Florida, were not remitted to the State of Florida and are accrued in the accompanying balance sheet. During 1996, Florida Gaming Corp. ("FGC") agreed to pay the State of Florida $150,000 (of which $25,000 was paid in January, 1997) by April 30, 1997 as a condition of the State's approval of FGC's acquisition of substantially all the assets of WJA.

    (b)  OTHER CLAIMS -

    There are various other matters of litigation pending against WJA which management has reviewed with legal counsel and which are substantially covered by insurance or are accrued in the accompanying financial statements. Management believes that the aggregate liability to WJA beyond amounts already accrued, if any, resulting from these matters will not be material.

    The Partnership is self insured for certain general liability claims up to $100,000 per occurrence. The estimated cost of the claims is recognized as an expense (approximately $290,000 and $200,000 in 1996 and 1995, respectively) when there is a likelihood that the Partnership has a reasonable probability of making a settlement. At December 31, 1996 and 1995, the Partnership had an accrued liability of approximately $174,000 and $73,000, respectively, for self insurance claims.

(7)  COMMITMENTS:

WJA rents totalisator equipment at each fronton under leases which expire at various dates through 1999. The totalisator leases require a minimum annual rental plus contingent annual rentals based on a percentage of handle in excess of the minimum annual rental at two of WJA's frontons. Total totalisator rental expense under operating leases for the years ended December 31, 1996 and 1995 was approximately $900,000 and $855,000, respectively. The remaining minimum lease commitments under all operating leases at December 31, 1995, are as follows:

                                    Minimum
                        Year      Annual Rental
                        ----      -------------

                        1997      $  850,000
                        1998         750,000
                        1999         400,000
                                  ----------
                                  $2,000,000
                                  ----------
                                  ----------

The minimum annual rental includes amounts relating to Summer Jai-Alai Operations. Totalisator rental expense is allocated to Summer Jai-Alai Operations based on its pro rata share of total handle at the Miami fronton. Total lease expense allocated to Summer Jai-Alai Operations was approximately $222,000 and $236,000 for the years ended December 31, 1996 and 1995, respectively.

(8)  RELATED PARTY TRANSACTIONS:

WJA paid an aggregate of approximately $123,000 and $104,000 in 1996 and 1995, respectively, to related parties for consulting services and various expenses. Additionally, during 1990, WJA received a $500,000 loan in the form of a
subordinated note from Wheeler Phoenix, Inc. ( a limited partner).   The limited
partner had waived any interest payments on the Note which was due July 1992. The Note has been assumed by FGC in conjunction with their acquisition discussed in Note 2.

In 1996 and 1995, WJA received approximately $192,000 and $310,000, respectively, in inter-track wagering commissions from SJA for wagers placed on SJA performances transmitted to WJA's Ocala and Tampa frontons. At December 31, 1996 and 1995, $38,818 and $129,218, respectively, was due to Summer Jai-Alai Operations and is included in accounts payable and accrued expenses in the accompanying balance sheets.

(9)  BENEFIT PLANS:

WJA, as required by the Collective Bargaining Agreement, has established a defined contribution plan for certain eligible employees covered under the Bargaining Agreement, allowing for the deferral of salary and employer matching under the provisions of Internal Revenue Code Section 401 (k). WJA also established a similar plan for employees not covered under the Bargaining Agreement. WJA has recorded a provision of approximately $116,000 and $111,000 related to the matching costs under these plans for the years ended December 31, 1996 and 1995, respectively.